SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 17, 2004 MIKROS SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)


	Delaware	2-67918-NY	14-1598200
(State or Other Jurisdiction
of Incorporation)
(Commission File Number)
(IRS Employer Identification
No.)


707 Alexander Road, Building Two, Suite 208, Princeton, NJ	  08540
(Address of Principal Executive Offices)
(Zip Code)




(609) 987-1513
(Registrant's telephone number,
including area code)



(Former Name or Former Address, if Changed Since Last Report)


 Item 4.	  Change in Registrant's Certifying Accountant.

On February 17, 2004, Mikros Systems Corporation (the "Company") accepted the resignation of Lipman, Selznick & Witkowski ("Lipman") as the Company's
     independent
auditors and has engaged the services of Beard Miller Company LLP as independent auditors.
The change in auditors was effective February 17, 2004.  This determination was approved by
the Company's Board of Directors.  Beard Miller Company LLP will audit the financial
statements of the Company for the fiscal year ending December 31, 2003.
During the two most recent fiscal years of the Company ended December 31,
     2002, there
were no disagreements between the Company and Lipman on any matter of accounting
principles or practices, financial disclosure, or auditing scope or procedure, which
disagreements, if not resolved to Lipman's satisfaction, would have caused
      Lipman to make
reference to the subject matter of the disagreement in connection with its reports.
      Lipman's prior
audit report on the Company's financial statements for each of the two most recent
      fiscal years in
the period ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and
was not modified or qualified as to uncertainty, with the exemption of a going concern matter,
audit scope, or accounting principles.  A letter from Lipman addressed to the
     Securities and
Exchange Commission stating their agreement with certain of the above statements
      is attached as
Exhibit 16.1.
During the two most recent fiscal years of the Company ended December 31, 2002, the
Company did not consult with Beard Miller Company LLP regarding any of the matters or
events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

Item 7. 	Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits.
Exhibit No.			Description of Exhibits
16.1	Letter dated February 17, 2004 from Lipman,
Selznick & Witkowski regarding change in
certifying accountant.






SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned
      hereunto duly
authorized.
MIKROS SYSTEMS CORPORATION
By: /s/ Thomas J. Meaney
Thomas J. Meaney, President
(Principal Executive Officer and
Principal Financial Officer)
Date:  February 17, 2004









Exhibit 16.1

February 17, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Gentlemen:
We have read Item 4 of Form 8-K dated February 17, 2004, of  Mikros Systems
        Corporation and
are in agreement with the statements contained in paragraph two and the second sentence in
paragraph one on page 2 therein.  We have no basis to agree or disagree with other statements of
the registrant contained therein.

/s/ Lipman Selznick & Witkowski